EXHIBIT 7.1

December 20, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C.  20549

Gentlemen:

We have read the statements made by Xechem International, Inc. which we understand will be filed with the Commission, pursuant to Item 4.02 of Form 8-K/A, as part of the Company's Form 8-K/A report during the month of December 2004.

We agree with the statements concerning our firm in such Form 8-K/A.

                                                     Very truly yours,

                                                     /s/ Moore Stephens, P.C.
                                                     ------------------------
                                                     Moore Stephens, P.C.